Exhibit (g)(2)


                                    FORM OF
                          INVESTMENT ADVISORY AGREEMENT

     AGREEMENT made this __ day of ________, 2001 by and between CNA INCOME SHARES, INC., a Maryland corporation (the "Company"), and HIGHLAND CAPITAL MANAGEMENT, L.P., a Delaware limited partnership (the "Adviser").

                                   WITNESSETH:

     WHEREAS, the Company engages in business as a closed-end management investment company and is registered as such under the Investment Company Act of 1940 ("1940 Act"); and

     WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, and is engaged in the business of providing investment advice; and

     WHEREAS, the Company desires to retain the Adviser to render such services in the manner and on the terms and conditions hereinafter set forth; and

     WHEREAS, the Adviser desires to perform such services in the manner and on the terms and conditions hereinafter set forth;

     NOW, THERFORE, the Company and the Adviser agree as follows:

     1. The Company hereby employs the Adviser to provide investment advisory and statistical services and research facilities and services, to supervise the composition of the Company's portfolio continuously, and to determine the nature and timing of changes therein and the manner of effectuating such changes, subject to supervision by the Company's Board of Directors and for the period and on the terms set forth of this Agreement. The Adviser hereby accepts such employment and agrees to render the services and to assume the obligations herein set forth, for the compensation herein provided. The Adviser shall for all purposes herein be deemed an independent contractor.

     2. The Adviser shall furnish to the Company, at the Adviser's expense:

          (a) research and statistical and other factual information and reports with respect to securities held by the Company or which the Company might purchase. It will also furnish to the Company such information as may be appropriate concerning developments which may affect issuers of securities held by the Company or which the Company might purchase or the businesses in which such issuers may be engaged. Such statistical and other factual information and reports shall include information and reports on industries, businesses, corporations and all types of securities, whether or not the Company has at any time any holdings in such industries, businesses, corporations or securities,

          (b) from time to time, advice, information and recommendations with respect to the acquisition, holding, or disposition by the Company of securities in which the Company is permitted to invest in accordance with its investment objectives, policies and limitations,

          (c) necessary assistance in:

               (i) The preparation of all reports now or hereafter required by federal or other laws.

               (ii) The preparation of prospectuses, registration statements and amendments thereto that may be required by federal or other laws or by the rules or regulations of any duly authorized commission or administrative body. However, the Adviser shall not be obligated to pay the costs of preparation, printing, or mailing of prospectuses used in connection with sales of the Company's shares or for any other purpose, unless otherwise provided herein.

          (d) office space at such place as may be agreed upon from time to time, and all necessary office facilities, business equipment, supplies, utilities and telephone service for managing the affairs and investments of the Company.

     3. Except as otherwise expressly provided herein, the Company assumes and shall pay or cause to be paid all costs and expenses of the Company, including, without limitation:

          (a) officers', directors' and employees compensation and expenses, except that the Adviser shall pay all fees, salaries or other remuneration of directors and officers of the Company who also serve as directors, officers or employees of or special consultants to the Adviser or any affiliate thereof.

          (b) all costs and expenses incident to any public offering of securities of the Company, for cash or otherwise, including those relating to the registration of shares under the Securities Act of 1933, as amended, the qualification of shares of the Company under state securities laws, the printing or other reproduction and distribution of any registration statement (and all amendments thereto) under the Securities Act of 1933, the preliminary and final prospectuses included therein, and any other necessary documents including underwriting documents incident to any public offering, the advertising of shares of the Company and review by the National Association of Securities Dealers, Inc. of any underwriting arrangements;

          (c) the charges and expenses of any registrar, custodian or depository appointed by the Company for the safekeeping of its cash, portfolio securities and other property;

          (d) the charges and expenses of auditors;

          (e) the charges and expenses of any stock transfer or dividend disbursing agent, stockholder servicing agent or other agents appointed by the Company;

          (f) brokers' charges and expenses, including without limitation brokers' commissions and fees, dealer mark-ups and other charges and expenses incurred in the acquisition or disposition of portfolio securities;

          (g) all taxes, including securities issuance and transfer taxes, and corporate fees payable by the Company to federal, state or other governmental agencies;

          (h) the cost and expense of engraving or printing of stock certificates representing shares of the Company;

          (i) fees involved in registering and maintaining registrations of the Company and of its shares with the Securities and Exchange Commission under the 1940 Act and with various states and other jurisdictions;

          (j) all expenses of stockholders' and directors' meetings and of preparing, printing and mailing proxy statements and quarterly, semi-annual and annual reports to stockholders;

          (k) all fees and expenses incident to any dividend or distribution program, including without limitation, the Company's Automatic Dividend Investment Plan;

          (l) charges and expenses of legal counsel in connection with matters relating to the Company, including, without limitation, legal services rendered in connection with the Company's corporate and financial structure and relations with its stockholders, issuances of Company shares, and registrations and qualifications of securities under federal, state and other laws;

          (m) association dues;

          (n) interest payable on Company borrowings;

          (o) fees and expenses incident to the listing of the Company shares on any stock exchange and continued compliance with listing requirements;

          (p) insurance premiums on fidelity, errors and omissions and other coverages, including the expense of obtaining and maintaining a fidelity bond as required by Section 17(g) of the 1940 Act, which may also cover the Adviser;

          (q) the expense of keeping the general accounts and records of the Company;

          (r) postage;

          (s) such other non-recurring or extraordinary expenses of the Company as may arise, including expenses of actions, suits or proceedings to which the Company is a party and expenses resulting from the legal obligation which the Company may have to provide indemnity with respect thereto; and

          (t) expenses and fees reasonably incidental to any of the foregoing.

     4. In return for its advisory services, the Company will pay the Adviser a monthly fee at an annual rate of 0.5% of the average weekly net assets of the Company. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for such month shall be computed in manner consistent with the calculation of the fees payable on a monthly basis. Subject to the provisions of paragraph 5 hereof, the accrued fees will be payable monthly as promptly as possible after the end of each month during which this Agreement is in effect.

     5. Except as provided below, if costs and expenses borne by the Company, including amounts payable to the Adviser pursuant to paragraph 4 hereof for any fiscal year ending on a date on which this Agreement is in effect exceed one and one-half percent (1.5%) of the first thirty million dollars ($30,000,000) of the average net assets of the Company, plus one percent (1%) of the average net assets of the Company in excess of $30,000,000, in each case computed by dividing (i) the sum of the net asset values of the Company as of the last business day of each week of such fiscal year or of each week during such fiscal year during which this Agreement was in effect, as the case may be, by (ii) the number of weeks of such fiscal year or the number of weeks (including a partial week) during which this Agreement is in effect during such years, as the case may be, the Adviser will pay to the Company the amount of such excess as soon as is practicable at the end of a fiscal year of the Company. However, although payment shall be made by the Adviser as soon as is practicable at the end of a fiscal year of the Company, the determination of whether reimbursement for such costs and expenses is due the Company from the Adviser will be made on an accrual basis once monthly, and if it is so determined that such reimbursement is due, the accrued amount of such reimbursement which is due shall serve as an offset to the investment advisory fee payable monthly by the Company to the Adviser pursuant to paragraph 4 hereof, and the amount to be paid by the Adviser to the Company as soon as is practicable at the end of a fiscal year of the Company shall be equal to the difference between the aggregate reimbursement due the Company from the Adviser for that fiscal year and the aggregate offsets made by the Company against the aggregate investment advisory fees payable to the Adviser pursuant to paragraph 4 hereof for that fiscal year by virtue of such aggregate reimbursement. The foregoing limitation on reimbursement of costs and expenses shall exclude interest, taxes, brokers' charges and expenses, extraordinary costs and expenses (as determined by the Board in its exercise of its business judgment), and, if payable by the Company, the costs and expenses incident to the public offering or private placement of securities of the Company, including debt securities, other than the costs and expenses incident to the issuance of shares under the Automatic Dividend Investment Plan.

     6. The services of the Adviser to the Company are not to be deemed exclusive, and the Adviser shall be free to engage in any other business or to render investment advisory or management services of any kind to any other corporation, partnership, trust, individual or association, including any other investment company, so long as its services hereunder are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Adviser to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar or dissimilar nature.

     7. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith. The Adviser shall not be responsible for any action of the Board of Directors of the Company or any committee thereof in following or declining to follow any advice or recommendation of the Adviser. The Adviser shall be entitled to rely on written instructions of the President or any Vice President of the Company or of a majority of the Board of Directors of the Company.

     8. Neither the Adviser, nor any partner, officer, agent or employee of the Adviser shall be liable or responsible to the Company or its stockholders for any error of judgment, mistake of law, any other act or omission in the performance by the Adviser of its duties hereunder, or for any loss arising out of any investment or suffered by the Company in connection with the matters to which this Agreement relates; provided, however, that no provision of this Agreement shall be deemed to protect the Adviser against any liability to the Company or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties, or the reckless disregard of its obligations and duties under this Agreement ("disabling conduct").

     The Company will indemnify the Adviser against, and hold the Adviser harmless from, any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses), including any amounts paid in satisfaction of judgments, in compromise or as fines or penalties, not resulting from the Adviser's disabling conduct. Indemnification shall be made only following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Adviser was not liable by reason of disabling conduct or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Adviser was not liable by reason of disabling conduct by (a) the vote of a majority of a quorum of Directors of the Company who are neither "interested persons" (as defined in the 1940 Act) of the Company nor parties to the proceeding ("disinterested non-party directors") or (b) independent legal counsel in a written opinion. The Adviser shall be entitled to advances from the Company for payment of the reasonable expenses incurred by the Adviser in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under Maryland law and the 1940 Act. The Adviser shall provide to the Company a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by the Company has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the Adviser shall provide security in form and amount acceptable to the Company for its undertaking; (b) the Company is insured against losses arising by reason of the advance; or (c) a majority of a quorum of disinterested non-party directors, or independent legal counsel in a written opinion, shall have determined, based on a review of facts readily available to the Company at the time the advance is proposed to be made, that there is reason to believe that the Adviser will ultimately be found to be entitled to indemnification. Notwithstanding any other provision of this Agreement to the contrary, any indemnification or advance made pursuant to this paragraph 8 shall be made in accordance with all applicable requirements of the 1940 Act and Securities and Exchange Commission interpretation of those requirements.

     9. This Agreement has been approved by the Board of Directors of the Company, including all of the Directors who are not "interested persons" (as defined in the 1940 Act) of the Adviser or the Company on February 9, 2001, and by a majority of the outstanding voting securities of the Company on the date hereof. Unless terminated as herein provided, this Agreement shall remain in full force and effect until the date which is two years after the effective date of this Agreement. Subsequent to such initial period of effectiveness, this Agreement shall continue in effect from year to year thereafter (unless sooner terminated as hereinafter provided), provided its continuance is specifically approved at least annually by (a) the Board of Directors of the Company or the vote of a majority of the outstanding voting securities of the Company and (b) the vote of a majority of the Directors of the Company who are not "interested persons" (as defined in the 1940 Act) of the Adviser or the Company cast in person at a meeting called for the purpose of voting upon such approval, provided, however, that (i) the Company may, at any time and without the payment of any penalty, terminate this Agreement upon sixty days' written notice to the Adviser either by majority vote of the Board of Directors of the Company or by the vote of a majority of the outstanding voting securities of the Company; (ii) this Agreement shall immediately terminate in the event of its assignment (within the meaning of the 1940 Act); and (iii) the Adviser may terminate this Agreement without payment of penalty on sixty days' written notice to the Company.

     10. Notices under this Agreement shall be in writing and shall be addressed, and delivered or mailed postage prepaid, to the other party at such address as such other party may designate from time to time for the receipt of such notices. Until further notice to the other party, the address of each party to this Agreement for this purpose shall be 13455 Noel Road, Suite 1300, Dallas, Texas 75240.

     11. For purposes of this Agreement, a "majority of the outstanding voting securities of the Company" shall be determined in accordance with the applicable provisions of the 1940 Act.

     12. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the 1940 Act. To the extent applicable law of the State of New York, or any of the provisions herein, conflict with applicable provisions of the 1940 Act, the latter shall control.

     13. The Adviser agrees to advise the Company of any change of its membership (which shall mean its general partner) within a reasonable time after such change.

     14. The Company recognizes that from time to time the Adviser's partners, officers and employees may serve as directors, trustees, partners, officers and employees of other business trusts, corporations, partnerships or other entities (including other investment companies) and that such other entities may include the words "Prospect Street" as part of their name, and that the Adviser or its affiliates may enter into investment advisory or other agreements with such other entities. If the Adviser ceases to act as the Company's investment adviser, the Company agrees, at the Adviser's request, to take all necessary action to change the name of the Company to a name not including "Prospect Street" in any form or combination of words.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.


                                     CNA INCOME SHARES, INC.


                                     By:  _____________________________
                                          President

ATTEST:


----------------------------
    Secretary



                                     HIGHLAND CAPITAL MANAGEMENT, L.P.

                                     By: Strand Advisors, Inc., its general
                                         partner


                                     By: _____________________________
                                         President